                               EXCHANGE AGREEMENT


                    EXCHANGE AGREEMENT, dated as of October 5, 1998 (the "AGREEMENT"), by and among NTN Communications, Inc., a Delaware corporation, with headquarters located at 5966 La Place Court, Carlsbad, CA 92008 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "BUYERS").

                    WHEREAS:

                    A. The Company and the Buyers are parties to a Securities Purchase Agreement, dated as of October 31, 1997 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which, among other things, the Buyers purchased an aggregate of $7 million of the Company's Series B Convertible Preferred Stock (the "SERIES B PREFERRED SHARES"), which are convertible into shares of the Company's Common Stock, $.005 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series B Preferred Shares, filed with the Delaware Secretary of State on October 31, 1997 (the "CERTIFICATE OF DESIGNATIONS");

                    B. There are currently 56,000 shares of Series B Preferred Shares outstanding and held by the Buyers;

                    C. The Company and the Buyers executed a Modification Agreement, dated as of July 31, 1998 (the "MODIFICATION AGREEMENT"), to modify certain terms of the Series B Preferred Shares, the related Registration Rights Agreement dated as of July 31, 1998 by and among the Company and the Buyers, and the Common Stock Purchase Warrant (the "JULY 31 WARRANTS"), dated as of July 31, 1998, issued by the Company to each Buyer to purchase 500,000 shares of Common Stock (collectively, the "MODIFICATION DOCUMENTS");

                    D. The Company and each Buyer desire to exchange the Series B Preferred Shares for a convertible senior subordinated promissory note of the Company and a warrant to purchase shares of Common Stock, each as more fully described in Section 1(a) below;

                    E. The Company and the Buyers agree that this Agreement shall supersede the terms of the Modification Documents and that said Modification Documents shall be null and void and of no force and effect. Upon execution of this Agreement and delivery of the fully executed Warrants, the Buyers shall surrender to the Company the forms of July 31 Warrants in Buyers' possession.

                    F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "1933 ACT") and the rules and regulations promulgated thereunder, and applicable state securities laws.


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                    NOW THEREFORE, the Company and the Buyers hereby agree as
follows:

                    CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                    "EXCHANGE PRICE" means, for each Buyer, an amount equal to the sum of (A) the Stated Value (as defined in the Certificate of Designations) for all such Buyer's Series B Preferred Shares outstanding on the Note Issuance Date and (B) all accrued and unpaid dividends on such Series B Preferred Shares due to such Buyer.

                    "NOTE ISSUANCE DATE" means the date that is three (3) days immediately subsequent to the date that the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission (the "SEC").

                 1. EXCHANGE AND CONVERSION OF SERIES B PREFERRED SHARES.

                    (a) Issuance of Warrants and Notes. On the date hereof, the Company shall issue to each Buyer a Common Stock Purchase Warrant (the "WARRANT" and collectively, the "WARRANTS") to purchase 500,000 shares of Common Stock (the "WARRANT SHARES"), which Warrants shall be substantially in the form attached hereto as Exhibit B. On the Note Issuance Date, the Company shall deliver to each Buyer a convertible senior subordinated promissory note of the Company (the "NOTE" and collectively, the "NOTES") in the principal amount of the Exchange Price for such Buyer, convertible into shares of Common Stock of the Company (the "NOTE CONVERSION SHARES"), made payable to the order of such Buyer and otherwise substantially in the form attached hereto as Exhibit C. Upon receipt of the Notes, the Series B Preferred Shares shall be deemed to be no longer outstanding and the Buyers shall surrender the share certificates to the Company.

                    (b) Conversion Right. From and after the date hereof and until the Note Issuance Date, each Buyer shall be entitled, at any time or from time to time, to convert such Buyer's Series B Preferred Shares in accordance with the provisions of the Certificate of Designations as modified by the provisions of Sections 1(c) and 1(d) hereof.

                    (c) Conversion Price. The parties hereto hereby agree that notwithstanding the provisions of the Certificate of Designations, the Conversion Price will be set such that from and after the date hereof "CONVERSION PRICE" means $1.275, subject to adjustment for the events set forth in Section 3(c) of the Note. Notwithstanding any provision of the Certificate of Designations or of this Agreement, in no event shall any Buyer be entitled to convert any Series B Preferred Shares in excess of that number of Series B Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Buyer and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion; provided, however, that a Buyer may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this paragraph, beneficial ownership shall be calculated


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in accordance with Section 13(d) of the Securities Exchange Act of 1934, as
amended (the "1934 ACT").

                    (d) Dividends. The parties hereto agree that notwithstanding the provisions of the Certificate of Designations, it would be in the Company's best interest to adjust the dividend rate for the Series B Preferred Shares such that from and after the date hereof, the first sentence of Section (1) of the Certificate of Designations shall read "The holders of the outstanding Series B Preferred Shares shall be entitled to receive cumulative dividends at the annual rate of $7.00 per Series B Preferred Share."

                    (e) Full Force. Other than as set forth in this Section 1, the original terms of the Series B Preferred Shares as set forth in the Certificate of Designations and the Securities Purchase Agreement remain in full force and effect.

                    (f) Modification Documents. The Company and the Buyers agree that this Agreement shall supersede the terms of the Modification Documents and that said Modification Documents shall be null and void and of no force and effect. Upon execution of this Agreement and delivery of the Warrants, the Buyers shall surrender to the Company the forms of July 31 Warrants in Buyers' possession.

                 2. BUYER'S REPRESENTATIONS AND WARRANTIES.

                    Each Buyer represents and warrants with respect to only itself that:

                    (a) Investment Purpose. Such Buyer (i) shall acquire the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants, will acquire the Note Conversion Shares and Warrant Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Notes, Warrants, Note Conversion Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Notes or Warrants at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                    (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                    (c) Reliance on Exemptions. Such Buyer understands that the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares.

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

                    (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares.

                    (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes, the Warrants, the Note Conversion Shares or the Warrant Shares or the fairness or suitability of the investment in the Notes, the Warrants, the Note Conversion Shares or the Warrant Shares nor have such authorities passed upon or endorsed the merits of the Notes, the Warrants, the Note Conversion Shares or the Warrant Shares.

                    (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                    (g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the sale of Note Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the

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following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Notes, the Warrants or the Warrant Shares upon which it is stamped, if (i) the Notes, the Warrants or the Warrant Shares are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Notes, the Warrants or the Warrant Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Notes, the Warrants or the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell the Notes, the Warrants and the Warrant Shares represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from the Notes, the Warrants or the Warrant Shares, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any Notes, Warrants or Warrant Shares that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

                    (h) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                    (i) Ownership. As of the date hereof, each Buyer (i) is the beneficial owner of 28,000 Series B Preferred Shares and (ii) has not transferred or assigned such Series B Preferred Shares to any Person, or any interest therein or under the Modification Documents.



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                 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                    The Company represents and warrants to each of the Buyers that except as (i) set forth on the indicated Schedule or (ii) disclosed in the Company's Form 10-K for the fiscal year ended December 31, 1997, the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1998, and for the three and six months ended June 30, 1998, and the Company's 1998 Proxy Statement (collectively, the "SEC DOCUMENTS"):

                    (a) Organization and Qualification. The Company and its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole or on the transaction contemplated by the Securities Purchase Agreement or this Agreement.

                    (b) Authorization; Enforcement; Compliance with Other Laws.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Notes and to issue the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares in accordance with the terms of the Notes, the Warrants and this Agreement, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Notes and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Note Conversion Shares and the Warrant Shares have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Registration Rights Agreement and the Warrants have been and the Notes upon their issuance will be duly executed and delivered by the Company, and (iv) this Agreement, the Registration Rights Agreement and the Warrants constitute and the Notes upon execution and delivery by the Company will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                    (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which as of September 30, 1998, 26,543,297 shares were issued and outstanding, and 10,000,000 shares of Preferred Stock, $.005 par value per share (the "PREFERRED Stock"), of which as of September 30, 1998, 161,112 shares of Series A Preferred Stock, and 56,000 Shares of Series B Preferred Stock, respectively, were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock


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or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Warrants, the Note Conversion Shares or the Warrant Shares as described in this Agreement. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                    (d) Issuance of Securities. The Notes, the Warrants, the Note Conversion Shares and the Warrant Shares are duly authorized and, upon issuance in accordance with the terms of the Notes, the Warrants and this Agreement, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof and
(iii) the holders of the Note Conversion Shares and the Warrant Shares will be entitled to all rights accorded to a holder of Common Stock. Not less than 100% of the number of shares of Common Stock necessary to provide for the issuance of the Note Conversion Shares, the Warrant Shares and any shares of Common Stock issued to the Holders to pay interest on the Notes have been duly authorized and reserved for issuance upon conversion of the Notes and exercise of the Warrants. The reservation of the Note Conversion Shares and the Warrant Shares as of the date hereof has been duly authorized.

                    (e) No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Notes and the Warrants by the Company, the performance by the Company of its obligations under the Certificate of Designations, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or the Company's By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in
Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for those violations that individually or in the aggregate would not have a material adverse effect on the business of the Company or any of its subsidiaries. Except as specifically contemplated by the Registration Rights Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the Registration Rights Agreement, the Notes or the Warrants in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant hereto or pursuant to the Securities Purchase Agreement and Certificate of Designations have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the American Stock Exchange ("AMEX"). The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing or to delisting of the Common Stock by the AMEX.

                    (f) SEC Documents; Financial Statements. Since June 30, 1997, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "DESIGNATED SEC DOCUMENTS"). The Company has delivered to the Buyers or their representative true and complete copies of the Designated SEC Documents. As of their respective dates, the Designated SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the Designated SEC Documents, and none of the Designated SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Designated SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the Designated SEC Documents contains when read in conjunction with the SEC Documents and the Schedules hereto any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

                    (g) Absence of Certain Changes. Except as disclosed in
Schedule 3(g) or the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and for the three and six months ended June 30, 1998, since June 30, 1997 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                    (h) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or its subsidiaries or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated by the Securities Purchase Agreement or this Agreement (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Notes, the Warrants or any of the documents contemplated herein or therein or (iii), except as expressly set forth in the SEC Documents or in Schedule 3(h), have a material adverse effect on the business, operations, properties, financial condition, results of operation or prospects of the Company and its subsidiaries taken as a whole.

                    (i) Acknowledgment. The Company acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the transactions contemplated hereby. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives. The Company has not provided to any Buyer any nonpublic information that, in the opinion of the Company, is material to a decision to purchase or sell Common Stock.

                    (j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Notes, the Warrants, the Note Conversion Shares or the Warrant Shares.

                    (k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Notes, the Warrants, the Note Conversion Shares or the Warrant Shares under the 1933 Act or cause the offering of the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the AMEX.

                    (l) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

                    (m) Intellectual Property Rights. Except as set forth on
Schedule 3(m), the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(m), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance that may have a material adverse effect on the business, operations, properties, financial condition, results of operations or prospects of the Company and its subsidiaries, either individually or taken as a whole, relating to (i) any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries and, except as set forth on Schedule 3(m), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might have a reasonable likelihood to give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                    (n) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where the failure to comply with such laws or regulations or to receive or comply with such permits, licenses, approvals would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                    (o) Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                    (p) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                    (q) Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit except where the failure to possess such certificates, authorizations and permits would not have a material adverse effect on the business of the Company or any of its subsidiaries.

                    (r) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the

Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (s) No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

                    (t) Tax Status. Except as set forth on Schedule 3(t), the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and there are no unpaid taxes in any material amount.

                    (u) Certain Transactions. Except as set forth on Schedule 3(u) or in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                    (v) Dilutive Effect. The Company acknowledges that its obligation to issue (x) Conversion Shares upon conversion of the Series B Preferred Shares in accordance with the Securities Purchase Agreement and the Certificate of Designations, (y) Note Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and (z) Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                    (w) Covenants Contained in the Securities Purchase Agreement. The Company has performed, satisfied and complied in all material respects with the covenants and agreements contained in the Securities Purchase Agreement required to be performed, satisfied or complied with by the Company at or prior to the date hereof.

                 4. COVENANTS.

                    (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in
Section 6 of this Agreement.

                    (b) Form D. The Company agrees to file a Form D with respect to the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the date hereof, take such action as the Company shall reasonably determine is necessary to qualify the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares for, or to obtain exemption for the issuance of the Notes and the Warrants and the sale of the Note Conversion Shares and Warrant Shares to the Buyers pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States and shall provide evidence of any such action so taken to the Buyers on or prior to the date hereof.

                    (c) Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Note Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Note Conversion Shares and the Warrant Shares and (B) the Notes have been fully converted and the Warrants have been fully exercised (the "REGISTRATION Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                    (d) Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period and for so long as amounts due under the Notes shall remain unpaid: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                    (e) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the

Note Conversion Shares, the Warrant Shares and any shares of Common Stock issued to the Holders to pay interest on the Notes.

                    (f) Listing. The Company shall promptly secure the listing of the Note Conversion Shares, the Warrant Shares and any shares of Common Stock issued to the Holders to pay interest on the Notes upon the AMEX (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, the listing of all Note Conversion Shares and Warrant Shares from time to time issuable under the terms of this Agreement, the Registration Rights Agreement, the Notes and the Warrants on each national securities exchange and automated quotation system (including the NASDAQ National Marketing System), if any, upon which shares of Common Stock are then listed. The Company shall promptly provide to each Buyer copies of any notices it receives from the AMEX regarding the continued eligibility of the Common Stock for listing on the AMEX. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

                    (g) Expenses. Each of the Company and the Buyers shall each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the other documents contemplated hereby; provided, that, at the date hereof, the Company shall reimburse the Buyers for Buyers' attorneys' fees and expenses in connection with this Agreement, the Registration Rights Agreement and the other documents contemplated hereby up to an aggregate of one-half of such fees and expenses.

                    (h) Transfer. Neither Buyer shall transfer any Series B Preferred Shares, Notes or Warrants unless, on or prior to the effective date of such transfer, the transferee agrees to be bound by and takes such Series B Preferred Shares , Notes or Warrants subject to the terms and conditions of this Agreement.

                 5. TRANSFER AGENT INSTRUCTIONS.

                 The Company shall issue irrevocable instructions to its transfer agent (in the form attached hereto as Exhibit D) to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Note Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes and exercise of the Warrants (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Note Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in the Notes and Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, the Notes and the Warrants. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Notes, the Warrants, the Note Conversion Shares or the Warrant Shares. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any of the Notes, the Warrants, the Note Conversion Shares or the Warrant Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Note Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                 6. CONDITIONS TO EFFECTIVENESS.

                 The effectiveness of this Agreement is subject to the satisfaction on or prior to the date hereof of each of the following conditions, provided that these conditions are for each party's sole benefit and may be waived by each of the parties hereto at any time in its sole discretion:

                    (a) The Company shall have executed this Agreement, the Registration Rights Agreement, the Notes (as of the Note Issuance Date) and the Warrants, and delivered the same to the Buyers.

                    (b) The Buyers shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                    (c) The Common Stock shall be authorized for quotation on the AMEX and trading in the Common Stock issuable upon conversion of the Notes and exercise of the Warrants to be traded on the AMEX shall not have been suspended by the SEC or the AMEX.

                    (d) Each party hereto shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied by such party at or prior to the date hereof.

                    (e) The Buyers shall have received the opinion of the Company's counsel dated as of the date hereof, in form, scope and substance reasonably satisfactory to the Buyers and in substantially the form of Exhibit E attached hereto.

                    (f) The Board of Directors of the Company shall have adopted the resolutions in substantially the form of Exhibit F attached hereto.

                    (g) As of the date hereof, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion and exercise of the Notes and the Warrants, at least 100% of the number of shares of Common Stock necessary to provide for the issuance of the Note Conversion Shares, the Warrant Shares and any Shares of Common Stock issued to the Holders to pay interest on the Notes.

                    (h) The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                    (i) The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to Buyers or the Company.

                    (j) Schulte Roth & Zabel LLP shall have been paid by the Company the amount of $20,000 as payment for the Company's share of such counsel's legal fees and disbursements.

                    (k) The Company is in compliance with all applicable laws, rules and regulations.

                 7. INDEMNIFICATION.

                    (a) In consideration of each Buyer's execution and delivery of this Agreement and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Series B Preferred Shares, the Conversion Shares, the Notes, the Warrants, the Note Conversion Shares and the Warrant Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection herewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by any Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Registration Rights Agreement, the Notes, the Warrants or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Registration Rights Agreement, the Notes, the Warrants or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes or the Warrants or the status of such Buyer or holder of the Series B Preferred Shares, the Notes, the Warrants, the Note Conversion Shares or the Warrant Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

                    (b) In consideration of the Company's execution and delivery of this Agreement and in addition to all of the Buyers' other obligations under this Agreement, the Buyers shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "COMPANY INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection herewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "COMPANY INDEMNIFIED LIABILITIES"), incurred by any Company Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyers in this Agreement or the Registration Rights Agreement, or (b) any breach of any covenant, agreement or obligation of the Buyers contained in this Agreement or the Registration Rights Agreement. To the extent that the foregoing undertaking by the Buyers may be unenforceable for any reason, the Buyers shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

                 8. GOVERNING LAW; MISCELLANEOUS.

                    (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

                    (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                    (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                    (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                    (e) Entire Agreement; Amendments. This Agreement, the Securities Purchase Agreement, the Registration Rights Agreement, the Notes and the Warrants and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters specifically covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                    (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                      NTN Communications, Inc.
                      5966 La Place Court
                      Carlsbad, CA  92008
                      Telephone:  (760) 438-7400
                      Facsimile:  (760) 930-1187
                      Attention: President

                      With a copy to:

                      Troy & Gould
                      1801 Century Park East
                      16th Floor
                      Los Angeles, CA  90067
                      Telephone: (310 ) 553-4441
                      Facsimile: (310) 201-4746
                      Attention: William D. Gould

               If to the Transfer Agent:

                      American Stock Transfer & Trust Co.
                      6201 16th Avenue
                      3rd Floor
                      Brooklyn, NY  11219
                      Telephone: (718) 921-8275
                      Facsimile: (718) 921-8331
                      Attention: Paula Caroppoli

               If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                    (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series B Preferred Shares, the Notes and the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that (i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption and
(ii) no Buyer may assign its rights hereunder in a manner that would cause the offering of the Notes or the Warrants hereunder to be required to be registered under the 1933 Act.

                    (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                    (i) Survival. The representations and warranties of the Company and the Buyers contained in Sections 3 and 2, respectively, shall survive the date hereof until one (1) year after the Company has filed its Form 10-K for the fiscal year ended after the Note Issuance Date, including without limitation all financial statements thereto. The agreements and covenants set forth in Sections 4, 5 and 8, and the indemnification provisions set forth in
Section 7, shall survive without limitation. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                    (j) Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                    (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                    (l) Placement Agent. The Company acknowledges that it has engaged a placement agent in connection with the transactions contemplated hereby, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out of pocket expenses) arising in connection with any such claim.

                    (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                    (n) Judicial Proceedings. Any legal action, suit or proceeding brought against the Company with respect to this Agreement or the Securities Purchase Agreement or any of the documents executed in connection with this Agreement or the Securities Purchase Agreement, may be brought in federal or state court located in Delaware. The Company and the Buyers irrevocably submit to the exclusive jurisdiction of the aforementioned Delaware courts in such action, suit or proceeding, and by execution and delivery of this Agreement, the Company and the Buyers hereby irrevocably and unconditionally waive any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the Securities Purchase Agreement or the other documents executed in connection this Agreement or the Securities Purchase Agreement or the subject matter may not be enforced in or by such court. The Company and the Buyers hereby irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at their respective addresses set forth or provided for in Section 8, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

                    (o) The Company agrees that all of the representations and warranties made by the Company herein shall be true and correct as of the Note Issuance Date.

                    (p) Termination. This Agreement shall, at the option of the Buyers, terminate and shall have no further force and effect if the Note Issuance Date shall not have occurred within 180 days after the date hereof.

                    IN WITNESS WHEREOF, the Buyers and the Company have caused this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:                                        BUYERS:

NTN COMMUNICATIONS, INC.                        STARK INTERNATIONAL

By:                                             By:
   -------------------------                       ----------------------------
     Name:                                          Name:
     Its:                                           Its:


                                                SHEPHERD INVESTMENTS
                                                    INTERNATIONAL, LTD.

                                                By:
                                                   ----------------------------
                                                    Name:
                                                    Its:

                               SCHEDULE OF BUYERS





                               Investor Address and
Investor Name                  Facsimile Number                   Investor's Legal Counsel
-------------                  --------------------               ------------------------

Stark International            c/o Staro Asset Management         Eleazer Klein, Esq.
(Bermuda)                      1500 West Market Street            Schulte Roth & Zabel LLP
                               Mequon, Wisconsin  53092           New York, NY  10022
                               Fax:  (414) 241-1888               Fax:  (212) 593-5955

Shepherd Investments           c/o Staro Asset Management         Eleazer Klein, Esq.
International, Ltd.            1500 West Market Street            Schulte Roth & Zabel LLP
(British Virgin Islands)       Mequon, Wisconsin  53092           New York, NY  10022
                               Fax:  (414) 241-1888               Fax:  (212) 593-5955

               SCHEDULES TO EXCHANGE AGREEMENT OF __________ 1998

                                  SCHEDULE 3(A)

                                  SUBSIDIARIES

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                SCHEDULES TO EXCHANGE AGREEMENT OF ________ 1998

                                  SCHEDULE 3(C)

                                 CAPITALIZATION

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                SCHEDULES TO EXCHANGE AGREEMENT OF ________ 1998

                                  SCHEDULE 3(E)

                                    CONFLICTS



                                       25
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                SCHEDULES TO EXCHANGE AGREEMENT OF ________ 1998

                                  SCHEDULE 3(G)

                                MATERIAL CHANGES



                                       26
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                SCHEDULES TO EXCHANGE AGREEMENT OF ________ 1998

                                  SCHEDULE 3(H)

                                   LITIGATION

                SCHEDULES TO EXCHANGE AGREEMENT OF ________ 1998

                                  SCHEDULE 3(M)

                              INTELLECTUAL PROPERTY

                SCHEDULES TO EXCHANGE AGREEMENT OF ________ 1998

                                  SCHEDULE 3(O)

                                      LIENS

                SCHEDULES TO EXCHANGE AGREEMENT OF ________ 1998

                                  SCHEDULE 3(T)

                                   TAX STATUS

                SCHEDULES TO EXCHANGE AGREEMENT OF ________ 1998

                                  SCHEDULE 3(U)

                              CERTAIN TRANSACTIONS

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                                FORM OF WARRANTS

                                    EXHIBIT C

             FORM OF CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE

                                    EXHIBIT D

                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                    EXHIBIT E

                                 FORM OF OPINION

                                    EXHIBIT F

         FORM OF RESOLUTIONS ADOPTED BY THE COMPANY'S BOARD OF DIRECTORS